Exhibit 99.1

Femasys Inc. Receives U.S. FDA Clearance to Market FemChec®, an Innovative Diagnostic Solution for Fallopian Tube Check

In addition to 510(k) clearance, FemChec, a contrast generating product, is an integral part of the confirmation test following administration of FemBloc non-surgical permanent birth control, currently in late-stage pivotal trial

ATLANTA – September 9, 2024 - Femasys, Inc., (Nasdaq: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic products, today announced it has received 510(k) clearance from the United States Food and Drug Administration (FDA) for FemChec®, an innovative diagnostic solution for checking the fallopian tubes, designed for controlled delivery of contrast for confirmation of tubal status.

Kathy-Lee Sepsick, Femasys Founder and CEO commented, “FemChec is an essential part of our suite of women’s health products, as it fortifies our position to provide safe and technologically-advanced diagnostic and therapeutic solutions addressing women’s healthcare needs. In particular, FemChec is a key element of our FemBloc® non-surgical permanent birth control solution as it allows for confirmation of procedure success by the same practitioner using natural contrast and ultrasound. This is opposed to the traditional methodology, which requires a referral to radiology, utilizes x-ray dye, and unnecessarily exposes the woman to radiation. We look forward to continuing to work with FDA as we progress our FemBloc solution through the FINALE pivotal trial, which is currently enrolling.”

About FemChec®

FemChec is an innovative diagnostic solution designed to instill through controlled delivery, a consistent alternating pattern of saline and air in a continuous stream of contrast media. When used with an intrauterine catheter, it is intended for the controlled delivery of natural contrast during an ultrasound evaluation of the fallopian tubes with or without the uterine cavity. Femasys is supporting an ongoing pivotal clinical trial for our FemBloc non-surgical permanent birth control of which FemChec is part of the confirmation test utilized to confirm success. FemChec has achieved U.S. FDA clearance and regulatory approval in Canada.

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada and Europe. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, Europe, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® and FemVue® Mini for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
CORE IR
Matt Blazei
IR@femasys.com

Media:
CORE IR
Kati Waldenburg
Media@femasys.com